UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014 (May 16, 2014)

Desert Acquisition, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51962	30-0812173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 12th Floor New York, New York 10022
(Address of principal executive offices)
(Zip Code)

(212) 415-6500
(Registrant’s telephone number, including area code)

Cole Credit Property Trust, Inc. 2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 19, 2014, American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), completed its acquisition of Cole Credit Property Trust, Inc., a Maryland corporation (the “Company”), pursuant to the Agreement and Plan of Merger dated as of March 17, 2014 (the “Merger Agreement”), among ARCP, the Company and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of ARCP (“Merger Sub”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously announced, pursuant to the terms of the Merger Agreement and upon the terms and conditions thereof, on March 31, 2014, ARCP and Merger Sub commenced a cash tender offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company (other than Shares owned by any wholly-owned Company subsidiary, by ARCP or by any ARCP subsidiary), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 31, 2014 and the related Letter of Transmittal (together with any amendments or supplements to the foregoing, the “Offer”) for $7.25 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price” or the “Merger Consideration”).

The Offer expired at 5:00 p.m. New York City time, on May 16, 2014. On May 19, 2014, ARCP, through Merger Sub, accepted for payment and paid for all Shares that were validly tendered in the Offer. According to DST Systems, Inc., the depositary for the Offer, as of the expiration of the Offer, a total of 7,735,068.68 Shares were validly tendered to Merger Sub and not withdrawn, representing approximately 77% of the Shares outstanding.

On May 16, 2014, ARCP and the Company issued a joint press release announcing the successful completion of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Immediately following the acceptance for payment and payment for the Shares that were validly tendered in the Offer, Merger Sub exercised its option (the “Top-Up Option”), granted pursuant to the Merger Agreement, to purchase, at a price per share equal to the Offer Price, 13,457,874 newly issued Shares (collectively, the “Top-Up Shares”). The Top-Up Shares, taken together with the Shares owned, directly or indirectly, by ARCP or Merger Sub immediately following the acceptance for payment and payment for the Shares that were validly tendered in the Offer, constituted one share more than 90% of the outstanding Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Maryland law without stockholder approval.

Pursuant to the terms of the Merger Agreement, following the consummation of the Offer and the exercise of the Top-Up Option, ARCP completed its acquisition of the Company by effecting a “short form” merger under Maryland law, pursuant to which the Company was merged (the “Merger”) with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of ARCP (the “Surviving Corporation”). The Merger became effective following the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of May 19, 2014 (the “Effective Time”).

At the Effective Time, each Share not purchased in the Offer (other than Shares owned by any wholly-owned Company subsidiary, by ARCP or by any ARCP subsidiary, which were automatically canceled and retired and ceased to exist) was converted into the right to receive an amount, in cash and without interest, equal to the Merger Consideration.

Former holders of the Shares will also be entitled to any accrued and unpaid dividends through the closing of the Offer.

On May 20, 2014, ARCP issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information included in Item 2.01 regarding the Top-Up Option is incorporated into this Item 3.02 by reference. The Top-Up Option and the shares issued upon exercise of the Top-Up Option were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Items 2.01 and 5.01 is hereby incorporated into this Item 3.03 by reference.

At the Effective Time, each outstanding Share immediately prior to the Effective Time (other than Shares held by any wholly-owned Company subsidiary, by ARCP or by any ARCP subsidiary) was automatically canceled and retired and ceased to exist and was converted into the right to receive an amount, in cash and without interest, equal to the Merger Consideration.

Item 5.01.	Changes in Control of Registrant

As a result of the acceptance of and payment for shares in the Offer, on May19, 2014, a change of control of the Company occurred. Upon the Effective Time, Merger Sub (as successor to the Company) became a direct wholly-owned subsidiary of ARCP. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board, effective immediately prior to the Effective Time: Robin A. Ferracone, William M. Kahane, D. Kirk McAllaster, Jr. and Nicholas S. Schorsch. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

Simultaneous with the resignations described above and solely in connection with the closing of the Merger, each of the following officers of the Company resigned, effective immediately prior to the Effective Time: Nicholas S. Schorsch as Chief Executive Officer and President; and D. Kirk McAllaster, Jr. as Executive Vice President, Chief Financial Officer and Treasurer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of incorporation of Merger Sub as in effect immediately prior to the Merger became the certificate of incorporation of the Surviving Corporation following the Merger, and (ii) the by-laws of Merger Sub as in effect immediately prior to the Merger became the by-laws of the Surviving Corporation following the Merger, except that the by-laws were amended to incorporate the director and officer indemnification provisions contained in the Company’s by-laws as in effect immediately prior to the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated May 16, 2014, issued by American Realty Capital Properties, Inc. and Cole Credit Property Trust, Inc.
99.2	Press Release, dated May 20, 2014, issued by American Realty Capital Properties, Inc.

99.3	Agreement and Plan of Merger, dated as of March 17, 2014, among American Realty Capital Properties, Inc., Cole Credit Property Trust, Inc. and Desert Acquisition, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Company on March 21, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2014	DESERT ACQUISITION, INC.
	By:	/s/ Lisa E. Beeson
	Name:	Lisa E. Beeson
	Title:	Chief Operating Officer